Exhibit 10.37

Notice of Grant of Award	LSI LOGIC CORPORATION
ID: 94-2712976
1621 BARBER LANE
MILPITAS, CALIFORNIA 95035

OPTIONEE NAME	Award Number: RS000011
Address	Plan: 2003
Address

Effective _________, you have been granted an award of ____________shares of LSI LOGIC CORPORATION common stock. These shares are restricted until the vest date(s) shown below.

The current total value of the award is $____________.

The number of shares indicated are scheduled to become fully vested on the date shown below. However, vesting will occur only if you have not incurred a Termination of Service prior to such date, as described in the attached LSI LOGIC CORPORATION Restricted Stock Unit Agreement (the “Agreement”). Capitalized terms that are not defined in this Notice of Grant of Award or the Agreement have the same meaning as in the LSI LOGIC CORPORATION referenced equity incentive plan.

Shares	Full Vest

By your signature below, you agree that this award is granted under and governed by the terms and conditions of the Agreement (and the equity incentive plan referenced therein), which is attached and made a part of this document. You acknowledge that you have received, read and understand this Notice of Grant of Award, the Agreement and the LSI LOGIC CORPORATION referenced equity incentive plan, and that you have had an opportunity to obtain the advice of counsel prior to signing below. You agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator regarding any questions relating to the LSI LOGIC CORPORATION referenced equity incentive plan, this Notice of Grant of Award and the Agreement.

OPTIONEE NAME	Date